Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Brera Holdings PLC (f/k/a Brera Holdings Limited)

We hereby consent to the incorporation by reference in Brera Holdings PLC’s (f/k/a Brera Holdings Limited) (the “Company”) Registration Statements on Form S-8 (File No. 333-269535) of our report dated May 1, 2023 relating to the consolidated financial statements as of and for the year ended December 31, 2022, which appears in this Annual Report on Form 20-F.

/s/ TAAD LLP

Diamond Bar, California

May 1, 2023